                                                                       EXHIBIT 2

[HARSCO CORPORATION LOGO]

HARSCO CORPORATION SAVINGS PLAN

                                                                                    QUESTIONS?                          800-776-4015
                                                                                    Outside USA                         415-396-4015
                                                                                    TDD for hearing impaired            800-772-6009

                                                                                    Social Security
Participant Name                                                                    Birthdate
Participant Address                                                                 Hire Date
                                                                                    Adjusted Hire Date

--------------------------------------- --------------------------------------
ACCOUNT AT A GLANCE                          For the Period    JANUARY 1, 1997
                                             through         DECEMBER 31, 1997
--------------------------------------- --------------------------------------

YOUR ACCOUNT BALANCE                                                                YOUR CONTRIBUTION PERCENTAGE
Ending balance                                   $0.00                              Pre-Tax                                       0%
Beginning balance                                 0.00                              After-Tax                                     0%

Net change                                       $0.00                              YOUR INVESTMENT ELECTIONS
                                                                                    Asset Allocation                              0%
                                                                                    Harsco Stock Fund                             0%
                                                                                    S&P 500 Stock                                 0%
                                                                                    Income Accumulation                           0%
                                                                                    Harsco Fidelity Magellan                      0%
                                                                                    International Equity                          0%
                                                                                    Templeton Foreign                             0%
                                                                                    Bond Index                                    0%
                                                                                    AIM Constellation                             0%
Vested balance                                   $0.00
                                                                                    TOTAL RETURN ON YOUR INVESTMENTS
                                                                                    3 months ending December 31, 1997             0%
                                                                                    12 months ending December 31, 1997            0%

CONTRIBUTIONS

                                        THIS              THIS               CURRENT           VESTED                VESTED
CONTRIBUTION TYPE                    QUARTER              YEAR               BALANCE                %               BALANCE
                                     -------             -----               -------           ------               -------
PRE-TAX                                $0.00             $0.00                 $0.00                0                 $0.00
AFTER TAX                                .00               .00                   .00                0                   .00
ROLLOVER                                 .00               .00                   .00                0                   .00
COMPANY MATCHING                         .00               .00                   .00                0                   .00
SHERWOOD PRIOR MATCH                     .00               .00                   .00                0                   .00
                                     -------             -----               -------           ------               -------
TOTAL                                  $0.00             $0.00                 $0.00                0                 $0.00

Participant Name                                                      EXHIBIT 2
January 1, 1997 through December 31, 1997

------------------------------------------------------------------ -----------------------------------------------------------------
ACCOUNT ACTIVITY
------------------------------------------------------------------ -----------------------------------------------------------------
                                                    AIM              ASSET            BOND             INCOME         FIDELITY
                               IN TRANSIT      CONSTELLATION      ALLOCATION          INDEX         ACCUMULATION      MAGELLAN
BEGINNING BALANCE                 $0.00            $0.00             $0.00             $0.00            $0.00             $0.00

CONTRIBUTIONS                      0.00             0.00              0.00              0.00             0.00              0.00
FUND TRANSFERS                     0.00             0.00              0.00              0.00             0.00              0.00
DISBURSEMENTS                      0.00             0.00              0.00              0.00             0.00              0.00
DIVIDEND/INCOME PAID               0.00             0.00              0.00              0.00             0.00              0.00
CAPITAL GAINS PAID                 0.00             0.00              0.00              0.00             0.00              0.00

FUNDS GAIN/LOSS                    0.00             0.00              0.00              0.00             0.00              0.00

LOAN PAYMENTS                      0.00             0.00              0.00              0.00             0.00              0.00
LOAN ADJUSTMENTS                   0.00             0.00              0.00              0.00             0.00              0.00
INTEREST EARNED                    0.00             0.00              0.00              0.00             0.00              0.00

FEES                               0.00             0.00              0.00              0.00             0.00              0.00
FORFEITURES                        0.00             0.00              0.00              0.00             0.00              0.00
ADJUSTMENTS                        0.00             0.00              0.00              0.00             0.00              0.00
PURCHASES                          0.00             0.00              0.00              0.00             0.00              0.00
REDEMPTIONS                        0.00             0.00              0.00              0.00             0.00              0.00
                                  -----            -----             -----             -----            -----             -----
ENDING BALANCE                    $0.00            $0.00             $0.00             $0.00            $0.00             $0.00

                                                                                     HARSCO
                              INTERNATIONAL       S&P 500          TEMPLETON          STOCK           EMPLOYEE
                                 EQUITY            STOCK            FOREIGN           FUND              LOAN           TOTALS
BEGINNING BALANCE                 $0.00            $0.00             $0.00             $0.00            $0.00             $0.00

CONTRIBUTIONS                      0.00             0.00              0.00              0.00             0.00              0.00
FUND TRANSFERS                     0.00             0.00              0.00              0.00             0.00              0.00
DISBURSEMENTS                      0.00             0.00              0.00              0.00             0.00              0.00
DIVIDEND/INCOME PAID               0.00             0.00              0.00              0.00             0.00              0.00
CAPITAL GAINS PAID                 0.00             0.00              0.00              0.00             0.00              0.00

FUNDS GAIN/LOSS                    0.00             0.00              0.00              0.00             0.00              0.00

LOAN PAYMENTS                      0.00             0.00              0.00              0.00             0.00              0.00
LOAN ADJUSTMENTS                   0.00             0.00              0.00              0.00             0.00              0.00
INTEREST EARNED                    0.00             0.00              0.00              0.00             0.00              0.00

FEES                               0.00             0.00              0.00              0.00             0.00              0.00
FORFEITURES                        0.00             0.00              0.00              0.00             0.00              0.00
ADJUSTMENTS                        0.00             0.00              0.00              0.00             0.00              0.00
PURCHASES                          0.00             0.00              0.00              0.00             0.00              0.00
REDEMPTIONS                        0.00             0.00              0.00              0.00             0.00              0.00
                                  -----            -----             -----             -----            -----             -----
ENDING BALANCE                    $0.00            $0.00             $0.00             $0.00            $0.00             $0.00

                                                                       EXHIBIT 2
FUND PERFORMANCE SUMMARY           Returns for periods ending DECEMBER 31, 1997

                                                                        AVERAGE ANNUAL TOTAL RETURNS
                                                               ------------------------------------------------------
INVESTMENTS                         THIS          JAN 1                                                                       SINCE
IN YOUR PLAN                     QUARTER        TO DATE          1 YEAR         3 YEAR         5 YEAR         10 YEAR     INCEPTION+
STOCK FUNDS
  AIM Constellation(3)             0.00%          0.00%          0.00%           0.00%          0.00%          0.00%         0.00%
  Harsco Fidelity Magellan(2)      0.00           0.00           0.00            0.00
  Harsco Stock Fund(2)             0.00           0.00           0.00            0.00
  International Equity(1)          0.00           0.00           0.00            0.00           0.00           0.00
  S&P 500 Stock(1)                 0.00           0.00           0.00            0.00           0.00           0.00
  Templeton Foreign(3)             0.00           0.00           0.00            0.00           0.00           0.00          0.00
COMBINATION FUNDS
  Asset Allocation(1)              0.00           0.00           0.00            0.00           0.00           0.00
FIXED INCOME FUNDS
  Bond Index(1)                    0.00           0.00           0.00            0.00           0.00           0.00
  Income Accumulation(1)           0.00           0.00           0.00            0.00           0.00           0.00

+ Returns since inception for the funds in existence less than one year are not annualized.

FUND DESCRIPTIONS

These graphs represent two kinds of POTENTIAL: STABILITY AND APPRECIATION. They are based solely on the investment objective of the fund and DO NOT REPRESENT ACTUAL OR IMPLIED PERFORMANCE.

STABILITY

refers to the fund's potential to maintain a stable value over shorter periods of time.

[GRAPHIC]

Stability Example Graph:         A vertical bar graph with indications of "High"
                                 at the top and "Low" at at the bottom of the graph. Light grey shading extends from the bottom up to the middle of the graph.

APPRECIATION

refers to the fund's potential to increase in value over longer periods of time.

[GRAPHIC]

Appreciation Example             A vertical bar graph with indications of "High"
Graph:                           at the top and "Low" at at the bottom of the
                                 graph. Black shading extends from the bottom up to the middle of the graph.

(1)COLLECTIVE TRUST FUNDS

ASSET ALLOCATION

Invests in three asset classes: common stocks, U.S. Treasury bonds and money market instruments. As the expected risk and return of these asset classes change over time, the fund adjusts its mix in pursuit of a higher total return consistent with reasonable risk.

[GRAPHIC]

Asset Allocation Fund            Two separate side by side vertical bar graphs
Graphs:                          indicating Stability and Appreciation in the
                                 Asset Allocation Fund.

                                 - The Stability Graph for this fund has light grey shading extending from the bottom to approximately mid-point up the graph.

                                 - The Appreciation Graph for this fund has black shading extending from the bottom to approximately three-quarters up the graph.

INTERNATIONAL EQUITY

Seeks to approximate the capitalization-weighted total rate of return of markets for international equity securities traded outside the U.S.

[GRAPHIC]

International Equity Fund        Two separate side by side vertical bar graphs
Graphs -                         indicating Stability and Appreciation in the
                                 International Equity Fund.

                                 - The Stability Graph for this fund has light grey shading extending from the bottom to approximately one-quarter up the graph.

                                 - The Appreciation Graph for this fund has black shading extending from the bottom to approximately three-quarters up the graph.

BOND INDEX

Seeks to achieve a total rate of return equal to the total rate of return of all outstanding U.S. Government and high-grade corporate bonds.

[GRAPHIC]

Bond Index Fund Graphs -         Two separate side by side vertical bar graphs
                                 indicating Stability and Appreciation in the Bond Index Fund.

                                 - The Stability Graph for this fund has light grey shading extending from the bottom to approximately three-quarters up the graph.

                                 - The Appreciation Graph for this fund has black shading extending from the bottom to approximately one-half up the graph.

S&P 500 STOCK

Seeks to approximate, as closely as practicable, the capitalization-weighted total rate of return of the S&P 500 Index.

[GRAPHIC]

S & P 500 Stock Graphs -         Two separate side by side vertical bar graphs
                                 indicating Stability and Appreciation in the S & P 500 Stock Fund.

                                 - The Stability Graph for this fund has light grey shading extending from the bottom to approximately one-fourth up the graph.

                                 - The Appreciation Graph for this fund has black shading extending from the bottom to approximately three-quarters up the graph.

INCOME ACCUMULATION

Seeks to provide income without significant principal volatility. The fund invests in guaranteed investment contracts (GIC's), short-term, fixed-income securities and money market instruments.

[GRAPHIC]

Income Accumulation Fund         Two separate side by side vertical bar graphs
Graphs -                         indicating Stability and Appreciation in the
                                 Income Accumulation Fund.

                                 - The Stability Graph for this fund has light grey shading extending from the bottom to approximately three-quarters up the graph.

                                 - The Appreciation Graph for this fund has black shading extending from the bottom to approximately one-quarter up the graph.

(2)CUSTOM FUNDS

HARSCO FIDELITY MAGELLAN

Seeks capital appreciation by investing primarily in common stocks and securities convertible into common stock of domestic, foreign and multinational issuers of all sizes that offer potential for growth.

[GRAPHIC]

Harsco Fidelity Magellan         Two separate side by side vertical bar graphs
Fund Graphs -                    indicating Stability and Appreciation in the
                                 Harsco Fidelity Magellan Fund.

                                 - The Stability Graph for this fund has light grey shading extending from the bottom to approximately one-third up the graph.

                                 - The Appreciation Graph for this fund has black shading extending from the bottom to approximately three-quarters up the graph.

HARSCO STOCK FUND

Invests principally in the common stock of Harsco Corporation. Units of the fund are valued on the basis of the market value of Harsco Corporation common stock.

[GRAPHIC]

Harsco Stock Fund Graphs -       Two separate side by side vertical bar graphs
                                 indicating Stability and Appreciation in the Harsco Stock Fund.

                                 - The Stability Graph for this fund has light grey shading extending from the bottom to approximately one-fifth up the graph.

                                 - The Appreciation Graph for this fund has black shading extending from the bottom to approximately three-quarters up the graph.

                                                                       EXHIBIT 2

(3)REGISTERED MUTUAL FUNDS
--------------------------

AIM CONSTELLATION

Aggressively seeks capital appreciation by investing principally in common stocks, with emphasis on medium-sized and smaller emerging growth companies. Fund inception 04/30/76.

[GRAPH]

AIM Constellation Fund           Two separate side by side vertical bar graphs
Graphs:                          indicating Stability and Appreciation in the
                                 AIM Constellation Fund.

                                 - The Stability Graph for this fund has light grey shading extending from the bottom to approximately one-fifth up the graph.

                                 - The Appreciation Graph for this fund has black shading extending from the bottom to approximately four-fifths up the graph.

TEMPLETON FOREIGN (1)

Seeks long-term capital growth through a flexible policy of investing in stocks and debt obligations of companies and governments outside of the U.S. Fund inception 10/05/82.

[GRAPH]

Templeton Foreign Fund           Two separate side by side vertical bar graphs
Graphs:                          indicating Stability and Appreciation in the
                                 Templeton Foreign Fund.

                                 - The Stability Graph for this fund has light grey shading extending from the bottom to approximately one-fifth up the graph.

                                 - The Appreciation Graph for this fund has black shading extending from the bottom to approximately four-fifths up the graph.

-------------------------------------------------------------------------------
IMPORTANT FUND INFORMATION
-------------------------------------------------------------------------------

FOR ALL FUNDS

INVESTMENT RISK: FUNDS ARE NOT FDIC INSURED, ARE NOT OBLIGATIONS OR DEPOSITS OF BARCLAYS GLOBAL INVESTORS, N.A. ("BGI"), ARE NOT GUARANTEED BY BGI AND INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL. THE PRINCIPAL AND YIELD OF FUND SHARES OR PARTICIPATIONS WILL FLUCTUATE WITH CHANGES IN MARKET CONDITIONS SO THAT AN INVESTOR'S SHARES OR PARTICIPATIONS, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

RETURNS: Total return figures are provided by the fund administrator. These numbers are believed to be reliable but are unaudited and subject to revision. To secure revised returns or to obtain prospectuses, call 1-800-776-4015. Returns for periods over one year are annualized.

AUTOMATED VOICE ANSWERLINE: To use the automated voice answer line, call 1-800-776-4015 and follow the instructions.

FOR COLLECTIVE TRUST FUNDS

SOURCE: Collective trust funds are unregistered collective investment funds that are maintained and offered by Barclays Global Investors.

RETURNS: For all funds except the Money Market Fund and the U.S. Government Money Market Fund, all income is reinvested in the funds and is reflected in the unit value.

RETURNS PRIOR TO INCEPTION: Daily fund inception dates vary; collective fund returns prior to inception are principally for less-frequently-valued funds with substantially similar investment strategies and have been adjusted for management fees and estimated fund expenses. See individual fund fact sheets for details. Results of a daily-valued fund may vary from those of a less-frequently-valued fund.

FOR COMPANY CUSTOM FUNDS

SOURCE: Company custom funds are unregistered custom separate accounts maintained by Barclays Global Investors and offered as an investment option by the plan sponsor.

RETURNS: All income is reinvested in the funds and is reflected in the unit value. Daily fund inception dates vary.

UNIT VALUE: The fund unit value and performance of a custom fund which is based on an underlying mutual fund differs from the net asset value and performance of the underlying mutual fund due to fees, expenses and crediting of income to units rather than purchase of additional shares. The custom fund also maintains cash holdings which may further contribute toward differences in performance between fund units and the underlying mutual fund NAV.

HARSCO STOCK FUND: The fund maintains cash holdings which may account for the differences in performance between fund units and common shares.

FOR REGISTERED MUTUAL FUNDS

PROSPECTUSES: You may obtain a fund prospectus by calling 1-800-776-4015. The prospectus contains more complete information, including charges and expenses. Please read it carefully before investing.

NON-AFFILIATION: The company sponsoring the plan through which these funds are made available is not affiliated with any of the sponsor/distributors discussed below.

RETURNS: Total return figures represent the change in value of an investment over the specified periods and assume the reinvestment of dividends and capital gains distributions.

RETURNS SINCE INCEPTION: Returns since inception for funds in existence less than one year are not annualized; for funds in existence one year or longer, average annual returns are given. Returns since inception are required for mutual funds. Since the mutual funds may have existed for differing periods of time, their returns since inception may not be comparable.

NAV INFORMATION: Fund net asset values are reported daily in most newspapers.

FOR AIM MUTUAL FUNDS

SPONSOR/DISTRIBUTOR: The AIM Constellation Fund is a mutual fund advised by A I M Distributors, Inc. The fund is not affiliated with Barclays Global Investors. Information for the AIM Constellation Fund provided by A I M Distributors, Inc.

EFFECT OF FEES ON PERFORMANCE: All total return calculations do not include the maximum initial 5.5% sales charge. Investors in qualifying 401(k) plans purchase shares and reinvest dividends and capital gains distributions at net asset value, whereas investors outside the qualified plan must generally pay sales charges as discussed in the fund's prospectus. For the period ending 12/31/97, the annualized returns for the fund after sales charges were as follows: One year, 6.71%; 5 years, 14.83%; and 10 years, 19.68%.

FOR TEMPLETON MUTUAL FUNDS

SPONSOR/DISTRIBUTOR: The Templeton Foreign Fund (I) is advised by Templeton, Galbraith & Hansberger Ltd. and sponsored by Franklin/Templeton Distributors, Inc. The fund is not affiliated with Barclays Global Investors. Information for the Templeton Foreign Fund is provided by Templeton Franklin Services, Inc.

INVESTMENT RISK: THE TEMPLETON FOREIGN FUND (I)'S SHARE PRICE AND RETURN WILL FLUCTUATE WITH MARKET CONDITIONS, CURRENCIES, AND THE ECONOMIC AND POLITICAL CLIMATES WHERE INVESTMENTS ARE MADE. THESE SPECIAL RISK CONSIDERATIONS ARE DISCUSSED IN THE PROSPECTUS.

EFFECT OF FEES ON PERFORMANCE: All total return calculations do not include the maximum initial 5.75% sales charge. Investors in qualifying 401(k) plans purchase shares and reinvest dividends and capital gains distributions at net asset value, whereas investors outside the qualified plan must generally pay sales charges as discussed in the fund's prospectus. Some plan-specific fees and charges may apply. For the period ending 12/31/97, the annualized returns for the fund after sales charges were as follows: One year, .54%; 5 years, 12.60%; and 10 years, 12.71%. A 12b-1 plan was implemented May 1, 1994 which will affect performance.

TRADEMARKS

- S&P(R) S&P 500(R) and S&P MidCap 400(R) are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by MasterWorks Funds Inc. and BZW Barclays Global Investors. The funds are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation or warranty, express or implied regarding the advisability of investing in the funds.


                                      -23-